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                                                                    EXHIBIT 99.2

                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

     The undersigned, Edward M. Lambert, Executive Vice President and Chief Financial Officer of Hanover Direct, Inc. (the "Company"), hereby certifies that to his knowledge the Annual Report on Form 10-K for the period ended December 28, 2002 of the Company filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

     Signed at the City of Edgewater, in the State of New Jersey, this 25th day of March, 2003.
                                                /s/ Edward M. Lambert
                                          --------------------------------------
                                                    Edward M. Lambert
                                               Executive Vice President and
                                                 Chief Financial Officer